                                                                    EXHIBIT 23.2

                   [LETTERHEAD OF VOYNOW, BAYARD AND COMPANY]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the use in the Amendment No. 5 to Form S-1 constituting part of this Registration Statement of Spanish Broadcasting Systems, Inc. of our report dated November 7, 1995 relating to the combined financial statements of New Age Broadcasting, Inc. and The Seventies Broadcasting Corporation for the year ended September 30, 1995 and our report dated December 2, 1994 relating to the financial statements of New Age Broadcasting, Inc. for the year ended September 30, 1994, and the reference to our firm under the heading "Experts", which appears in such Prospectus.


                                          VOYNOW, BAYARD AND COMPANY

                                          Ft. Lauderdale, Florida

                                          June 1, 1998